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                                                                EXHIBIT 10(B)(1)

                             AGREEMENT FOR SALE OF
                             ZEROS APPROVED LICENSE

         This Agreement for Sale of ZEROS Approved License is made at Houston, Texas as of the 28th day February, 1997 by and between ZEROS USA, Inc., hereinafter referred to in this Agreement as "ZEROS;" and ZEROS Piney Creek Corporation, hereinafter referred to in this Agreement as "ZPCC" or "Licensee." In consideration of the mutual covenants made in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, ZEROS, and Licensee agree as follows:

                                    RECITALS

1. Legal Status of ZEROS

ZEROS is a Texas corporation duly organized, validly existing, and in good standing under the laws of said state, with power to own property and carry on business as contemplated by this Agreement. ZEROS has its principal office and place of business at 507 North Belt East, Suite 550, Houston, Texas 77060.

2. Legal Status of Licensee

Licensee is a Mississippi Corporation duly organized, validly existing, and in good standing under the laws of said state, with power to own property and carry on business as contemplated by this Agreement. Licensee has its principal office and place of business at P.O. Box 1532, Yazoo City, Mississippi 39194.

3. Business of ZEROS

   3.1. ZEROS is the holder of a master license to sell and operate energy recycling systems using hazardous and non-hazardous toxic wastes. Said master license was originally obtained from M, Ltd., a Bahamian corporation not a party to this Agreement.

   3.2. ZEROS is engaged in the business of developing business opportunities related to recycling energy using hazardous and non-hazardous toxic wastes using ZEROS Bio-Dynarnic technology.

   3.3. ZEROS is engaged further in the business of licensing the operation of energy recycling oxidation systems using ZEROS Bio-Dynamic technology by others directly or through its licensees.

   3.4. ZEROS is engaged further in the business of selling energy recycling systems using ZEROS Bio-Dynamic technology.

   3.5. ZEROS makes available from time to time certain contracts to provide remediation services which are offered and sold by ZEROS and/or its licensees for prospective customers.

   3.6. All services are offered in connection with and through the use of various patents, trademarks and trade names and certain related words, letters, and symbols, hereinafter collectively





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         referred to as "proprietary marks;" and in connection with certain designs of signs, buildings,and logos, hereafter collectively referred to as "indicia."

4. Desire of Licensee

   4.1. Licensee desires to purchase a license from ZEROS to operate one or more energy recycling oxidation systems using ZEROS Bio-Dynarnic technology, including the use of any extant patents, proprietary marks and indicia.

   4.2. Licensee desires to purchase a license from ZEROS to sell to others operating licenses and energy recycling oxidation systems using ZEROS Bio-Dynamic technology, including the use of any extant patents, proprietary marks and indicia.

   4.3. Licensee desires to derive the benefits of ZEROS' information, experience, advice, guidance, know-how, and customer goodwill.

                          GRANT, TERM, AND INITIAL FEE

5. Grant of License

ZEROS, under the authority of the master license originally granted to it by M, Ltd., grants to Licensee and Licensee hereby accepts from ZEROS the right and license for the term indicated, on the terms and conditions hereinafter set forth, and limited to the geographical area indicated in Paragraph 6, below.

   5.1. To develop business opportunities related to recycling energy using hazardous and non-hazardous wastes, including toxic wastes.

   5.2. To operate energy recycling oxidation systems using ZEROS Bio-Dynamic technology and all other extant and available patents, proprietary marks and indicia.

   5.3. To use, in connection with the operation of its own energy recycling system(s), ZEROS' proprietary marks, indicia and patents.

   5.4. To sell to industrial customers, developed either by ZEROS or Licensee, operating licenses and zero-emission energy recycling oxidation systems using ZEROS Bio-Dynamic technology under terms and conditions approved by ZEROS.

   5.5. To sell to bio-medical customers, developed either by ZEROS or Licensee, operating licenses and zero-emission energy recycling oxidation systems using ZEROS Bio-Dynamic technology under the terms and conditions approved by ZEROS.

   5.6. To use, in connection with specific contracts to sell by and through ZPCC said zero-emission energy recycling oxidation licenses and systems using ZEROS Bio-Dynamic technology, and ZEROS' proprietary marks, and indicia.

   5.7. To use for marketing purposes, limited information regarding ZEROS' patents, subject to ZEROS' approval.





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6. Geographical Area

         The geographical area assigned by ZEROS to Licensee shall be identified as:

         The state of Mississippi.

7. Non-Exclusivity of License Rights to Operate

The license granted herein to own and operate an energy recycling system shall not be exclusive within the geographical area designated in Paragraph 6, above. Notwithstanding that the license being purchased by Licensee is not exclusive within the geographical area, Licensee shall have the right to be paid a commission by ZEROS USA, Inc., more fully described in Paragraph I 1, below, for any other operating license or energy recycling system sold after the date of this License Agreement indicated above, to any other entity within Licensee's geographical area so long as Licensee continues to perform according to the terms of this contract, subject to the provisions of Paragraph I 0, hereinbelow.

8. Term

The term of this Agreement and of the right and license herein granted shall commence on February 28, 1997, and shall continue perpetually unless terminated in accordance with the terms hereof.

9. License Fee

Licensee will concurrently with the execution of this Agreement pay to ZEROS, or has agreed to pay to ZEROS upon terms and conditions agreed to by ZEROS and Licensee, the sum of $2,000,000.00, as the fee for the right and license herein granted. Said fee shall be deemed fully earned by ZEROS on the execution and delivery of this Agreement by ZEROS to Licensee. Said fee is in addition to any and all amounts payable to ZEROS for implementation of any new technology developed by ZEROS, for additional measuring instruments, computers, special tools, spare parts, and related transporting equipment, or for any other reason.

10. Commissions

Licensee shall have a right to be paid the following commissions:

  10.1. ten percent of any license fees or permits resulting from sales to third parties originated by Licensee;

  10.2. one percent of the gross income resulting from sales of energy recycling systems originated by Licensee; and

  10.3. ten percent of the shares of stock issued for any corporation formed for a new licensee referred to ZEROS by licensee within Licensee's geographical area identified in Paragraph 6, above, for the term indicated in Paragraph 8, above, and for so long as Licensee continues





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           to perform according to the terms of this contract. Said commission shall be paid by Licensee to ZEROS within thirty days after Licensee collects any funds from any other party within Licensee's geographical area. Said commission shall apply only to those licenses and systems sold through Licensee after the date of this License Agreement indicated above.

                          PATENTS, PROPRIETARY MARKS,
                     INDICIA, AND CONFIDENTIAL INFORMATION

11. Validity and Use of Patent

Licensee hereby acknowledges the validity of ZEROS' patents in the United States, Canada, Mexico, and any other country bound by applicable, international agreements, and acknowledges that the same are the sole property of ZEROS. Licensee shall use the patents only for so long as the right and license granted herein remain in force, and only in connection with the purpose of developing business opportunities to operate and/or sell energy recycling systems and in the manner and for the purposes specified in this Agreement. Licensee shall not, either during or after the term of this Agreement, do anything, or aid or assist any other party to do anything, which would infringe on, harm, impair, or contest the rights claimed by ZEROS in and to any of the patents.

12. Validity and Use of Proprietary Marks

Licensee hereby acknowledges the validity of the proprietary marks and acknowledges that the same are the sole property of the ZEROS. The Licensee shall use the proprietary marks only for so long as the right and license granted herein remain in force, and only in connection with the purpose of developing business opportunities to operate and/or sell energy recycling systems and in the manner and for the purposes specified in this Agreement. Licensee shall not, either during or after the term of this Agreement, do anything, or aid or assist any other party to do anything, which would infringe on, harm, impair, or contest the rights claimed by ZEROS in and to any of the proprietary rights.

13. Validity and Use of Indicia

Licensee acknowledges the validity of the indicia and that the same are the exclusive property of ZEROS. Licensee shall not, either during or after the term of this Agreement, utilize any of the indicia except in accordance with the terms of this Agreement.

14. Confidential Nature of ZEROS' System

    14.1. Licensee hereby acknowledges that ZEROS is the sole owner of all patents and proprietary rights in and to the zero-emissions, energy recycling oxidation system (hereinafter "ZEROS"), to the obtaining and performance of contracts for the utilization of said system, and to all material and information now or hereafter revealed to Licensee under this Agreement relating to ZEROS.





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    14.2.  Licensee acknowledges that ZEROS in its entirety constitutes trade secrets of ZEROS which are revealed to Licensee solely to enable Licensee to develop business opportunities to operate and/or sell energy recycling systems. Such trade secrets include, but are not limited to, product catalogues, price lists, training manuals, policy manuals, sales promotion aids, business forms, accounting procedures, marketing reports, informational bulletins, and inventory systems.

    14.3.  Licensee agrees that both during and after the term of this
           Agreement:

           14.3.1. Licensee will not reveal any of such trade secrets to any other person, firm, or entity, and will take all reasonable steps to prevent any other person, firm, or entity from discovering the trade secrets.

           14.3.2. Licensee will not use the trade secrets in connection with any business or venture whatsoever, except for the purpose of developing business opportunities to operate and/or sell energy recycling systems pursuant to the terms of this and other related contracts.

15. Goodwill

ZEROS acknowledges that all goodwill which may arise from Licensee's use of the patents, proprietary marks, the indicia, the trade secrets, or the license or ZEROS' system of operation within the designated geographical area only is and shall at all times hereinafter be the sole and exclusive property of Licensee and shall inure to the sole benefit of Licensee.

                              OBLIGATIONS OF ZEROS

16. Initial Obligation

ZEROS agrees to sell to Licensee a license and related rights within the geographical area designated in Paragraph 6, above, for the operation and/or sale of energy recycling systems known as ZEROS.

17. Training Program

ZEROS agrees to instruct Licensee in all aspects of owning and operating the systems by providing a training program for Licensee and such of its management and supervisory personnel as Licensee may reasonably designate.

18. Improvements in System

ZEROS agrees to make available for a fee to Licensee all improvements and additions to the system to the same extent and in the same manner as they would have been implemented by ZEROS if it were operating the system.





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19. Management and Operation Assistance

ZEROS agrees to counsel and to assist Licensee on a continuing basis with respect to the management and operation of the system, and will make available to Licensee the benefits of ZEROS' information, experience, advice, and knowledge.

20. Advertising

Licensee may from time to time purchase and place advertising promoting ZEROS and the services provided and furnished by it. All decisions regarding whether to utilize national, regional, or local advertising, or some combination thereof, and regarding selection of the particular media, as well as advertising content, shall be within the sole discretion of ZEROS.

21. Sale of ZEROS Units by Licensee

    21.1. Licensee shall have the right to sell individual ZEROS units to third parties during the term of this Agreement and subject to the terms hereinafter set forth.

    21.2. The prices, delivery terms, terms of payment, and other terms relating to the sale of such ZEROS units by Licensee to third parties shall be determined at ZEROS' sole discretion.

22. Payment of Royalties

Licensee agrees to pay as a royalty for the benefit of ZEROS 15% of the gross income generated by the use of its own ZEROS units during the stated term.

23. Definition of Gross Income

For the purposes of Paragraph 22, above, "gross income" is defined as all income generated from tipping fees at the input station and from the sale of all products produced by each ZEROS unit operated by licensee before deducting operating expenses and taxes.

24. Reports and Records

    24.1. Licensee shall submit to Grantor each month a true and correct accounting providing a statement of total gross income generated from each ZEROS unit on forms provided by ZEROS containing all information called for by such forms and certified to by Licensee.

    24.2. Within sixty days after the close of Licensee's fiscal year, Licensee shall finish a statement, on forms provided by ZEROS, showing the total gross income for said preceding fiscal year, as finally adjusted and reconciled after the closing and review of Licensee's books and records for such fiscal year. If such statement discloses that less gross income was generated than what the ZEROS recorded and was paid for such fiscal year, Licensee shall





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           pay to ZEROS at the time of submitting such statement the amount of any such underpayment. Any overpayment shall be credited by ZEROS to Licensee's account.

    24.3. Licensee shall maintain its books and records in such manner as to clearly and accurately reflect the total gross income generated by the various ZEROS units. All books and records shall be preserved for a period of not less than five years after the close of the Licensee's fiscal year to which they relate.

25. ZEROS' Right to Inspect Instruments, Books and Records

All instruments, books and records maintained by Licensee relating to operation of the various ZEROS units shall be open at all reasonable times to inspection and verification by ZEROS or any of its representatives. ZEROS shall be entitled at any time to have the Licensee's instruments, books and records examined or audited at ZEROS' expense, and the Licensee shall cooperate fully with the party or parties making such examination or audit on behalf of ZEROS.

                           LICENSEE'S AGREEMENTS WITH
                      RESPECT TO OPERATION OF ZEROS UNITS

26. General

The ZEROS units are operated most efficiently and economically if they are run twenty-four hours a day. In that connection, as much as is possible, allowing reasonable "down-time" for turnarounds, other regular maintenance and repairs, Licensee must require all ZEROS units Licensee operates or sells to be kept operating around the clock throughout the year during the term of this Agreement, and will at all times assure that all ZEROS units are operated diligently so as to maximize the revenues and profits therefrom.

27. Marketing

Notwithstanding that it is understood that some contracts for utilization of the ZEROS units will be provided by ZEROS to Licensee, Licensee shall at all times actively promote the use and sale of ZEROS units and will use his best efforts to cultivate, develop, and expand the market therefor whenever possible.

28. Maintenance and Inventory

Licensee agrees that Licensee at all times during the term of this Agreement maintain an inventory of ZEROS units, subject to reasonable business standards and judgment, adequate to fulfill the public demand and to promptly satisfy prospective customers seeking to use his services to recycle energy and dispose of toxic wastes.





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29. Managerial Responsibility

Licensee agrees that at all times during the term of this Agreement, Licensee will assure that each operator of a ZEROS unit:

    29.1. Shall devote its/his full time and effort to the active management and operation of their respective ZEROS unit(s).

    29.2. Shall reserve and exercise ultimate authority and responsibility with respect to the management and operation of their respective various ZEROS unit(s).

30. ZEROS Design and Appearance

Licensee acknowledges that the design and appearance of both the exterior and interior of any building housing a ZEROS unit is part of the ZEROS' indicia, subject to modification from time to time by ZEROS, and that it is essential to the integrity of the system that as great a degree of uniformity as possible be maintained among the various ZEROS units. Accordingly, Licensee agrees that:

    30.1. It will not make any change, or allow any third party or alteration of any kind to the structural elements of the building housing a ZEROS unit without the prior written consent of ZEROS.

    30.2. It will at its sole expense, or require any third party to at its sole expense, maintain the interior and exterior painting of the buildings at the sites where the ZEROS units may be located.

    30.3. It will follow, or require any third party to follow, ZEROS' reasonable instructions with respect to floor layout and character of equipment layout and interior furnishing.

31. Site Maintenance

Licensee will maintain, or require any third party to maintain, its respective premises in a clean, wholesome, attractive, and safe condition, and will cause them to be kept in good maintenance and repair.

32. Standards of Operation

Licensee will at all times give, or require any third party to at all times give, prompt, courteous, and efficient service to the public, will perform, or cause to be performed, work competently and in a workmanlike manner, and in all business dealings with members of the public or the ZEROS will be governed, or will required any third parties to be governed, by the highest standards of honesty, integrity, fair dealing, and ethical conduct. Licensee will do nothing, nor allow any party to do nothing, which would tend to discredit, dishonor, reflect adversely upon, or in any manner injure the reputation of ZEROS or Licensee.





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33. Advertising Materials

Licensee will not use, nor allow any third party to use, display, publish, broadcast, or in any manner disseminate any advertising or promotional material unless the same has first been approved by ZEROS.

34. Insurance

    34.1. Licensee and/or its customers, shall be responsible for all loss or damage arising out of or relating to the operation of the ZEROS units or arising out of the acts or omissions or failure to act of the Licensee, or any of its customers, agents, servants, or contractors in connection with the rendering of service by Licensee and/or any of its customers, and for all claims for damage to property or for injury or death of any person or persons directly or indirectly resulting therefrom.

    34.2. Licensee agrees to indemnify, or cause any third party to indemnify, and hold ZEROS harmless from and against any and all such claims, loss, and damage, described in subparagraph 33.1, above, including costs and reasonable attorney's fees.

    34.3. Licensee shall obtain, or cause any third party to obtain, and at all times during the term of this Agreement maintain in force and pay the premiums for public liability insurance with complete operations coverage. Limits of liability for bodily injury shall be not less than $1,000,000.00 for each injury, $5,000,000.00 for all injuries in each accident, and of not less than $1,000,000.00 for property damage in each occurrence. Such limits of liability shall be increased and modified, or additional types of coverage shall be obtained by Licensee or any of his customers at their sole cost and expense at the direction of ZEROS when reasonably required by changed circumstances.

    34.4. The policies of insurance referred to in subparagraph 34.3, above, shall expressly insure both the Licensee, any of his customers, and the ZEROS and shall require the insurer to defend both the Licensee and its customers and the ZEROS in any action based on personal injury or property damage suffered as a result of or arising out of the occupancy or operation of a ZEROS unit. The Licensee shall furnish to the ZEROS a certified copy or certificate with respect to each such policy, evidencing coverage as set forth above. Such policies shall not be canceled, amended, or modified except on ten day's prior written notice to ZEROS.

35. Financial information

In addition to any other reports required of Licensee by this Agreement, the Licensee shall submit to ZEROS, within ninety days after the end of each fiscal year of Licensee, complete financial statements in a form prescribed by ZEROS, including balance sheet, profit and loss statement, and statement of source and disposition of funds.





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36. Compliance With Laws

Licensee shall comply with all federal, state, county, municipal, or other statutes, laws, ordinances, regulations, rules, or orders of any governmental or quasi-governmental entity, body, agency, commission, board, or official applicable to the operation of any ZEROS unit.

37. Compliance With Policies, Regulations, and Procedures

Licensee shall at all times comply with all lawful and reasonable policies, regulations, and procedures promulgated or prescribed from time to time by ZEROS in connection with the operation of any ZEROS unit, including but not limited to, standards, techniques, and procedures in the installation of equipment or the rendering of services; selection, supervision, and training of personnel; sales, advertising techniques, programs, and procedures, maintenance and appearance of any ZEROS sites and premises; and policies and procedures relating to payment, credit, accounting, and financial reporting policies and procedures.

38. ZEROS' Right to Inspect ZEROS OPERATING SITE

ZEROS, through its authorized representatives, shall have the right at all reasonable times, to visit any permanent or temporary site where a ZEROS unit is being operating for the purpose of inspecting the equipment on hand, inspecting the nature and quality of services rendered, examining and auditing Licensee's instruments, books and records, and observing the manner and method of operating the site.

                                TRANSFERABILITY

39. General

Except as set forth in Paragraphs 40 through 41, below, and subject to all the terms and provisions thereof below, Licensee shall not make or permit any assignment of this Agreement or of any rights or interests herein.

40. Transfer to Controlled Corporation

         Licensee may at any time assign and transfer this Agreement to a corporation organized and operated for the sole purpose of conducting the business for which the Licensee is authorized and licensed hereunder, subject to the following conditions:

    40.1. Such assignment and transfer shall be evidenced by a written instrument, satisfactory in form and substance to ZEROS, in which said corporation expressly assumes all obligations of Licensee hereunder.

    40.2. Licensee shall execute and deliver to ZEROS a guaranty of the payment of such corporation's debts to ZEROS, if any.





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    40.3.  Licensee shall remain bound and liable to ZEROS with respect to all nonmonetary obligations of Licensee under this agreement whether then accrued or thereafter arising.

41. Consent by ZEROS to Transfer

    41.1. Licensee shall not make any sale, assignment, or other transfer of this Agreement, or any rights or interest herein without first obtaining the consent of ZEROS.

    41.2. Licensee shall notify ZEROS in writing of the proposed sale, assignment, or transfer, setting forth in detail the nature of the item or interest to be sold, assigned, transferred, the name and address of the proposed purchaser, assignee, or transferee, and the consideration, if any, therefor.

    41.3. Subject to prior compliance with the provisions of Paragraph 40, above, the ZEROS shall consent to the proposed transaction, provided the following conditions are fulfilled:

           41.3.1. It is demonstrated to the reasonable satisfaction of ZEROS that the proposed purchaser, assignee, or transferee possesses the business experience and capability, credit standing, and financial resources necessary to successfully operate the business in accordance with this Agreement.

           41.3.2. The proposed purchaser, assignee, transferee, or person to assume all the duties and responsibilities outlined in this Agreement, is approved by ZEROS and successfully completes the training course offered by ZEROS.

           41.3.3. Any sale, assignment, or transfer of this Agreement shall be evidenced by a written instrument, in form and substance reasonably satisfactory to ZEROS, in which the purchaser, assignee, or transferee expressly assumes all obligations of Licensee hereunder, whether accrued at the time of such assignment, sale or transfer, or arising thereafter, and agrees to be bound by all the terms and provisions of this Agreement to the same extent and in the same manner as the Licensee.

42. Sale of Business-ZEROS' Right of First Refusal

    42.1. In the event Licensee proposes to sell to any party other than a controlled corporation the business operated pursuant to this Agreement, Licensee must first submit to ZEROS a copy of any written offer made or received, or if none, a statement in writing of all the terms of the proposed sale and identity of the proposed purchaser.

    42.2. ZEROS shall have the irrevocable first right and option to purchase the business on the same terms as stated in such written offer or statement. The ZEROS may exercise such right and option by notifying the Licensee in writing of its election to exercise within fourteen days after the ZEROS receives the written offer or statement.

    42.3. If ZEROS does not so notify Licensee within the fourteen-day period, the sale to the third party may be consummated, but only on the same terms and conditions as set forth in the written offer or statement to ZEROS and only on the Licensee's obtaining ZEROS' consent.





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43. Arbitration

In the event of any dispute from ZEROS' failure or refusal to grant consent to any sale, assignment, or transfer pursuant to provisions above, such dispute shall be submitted to arbitration in accordance with the terms and conditions below.

                            DEFAULT AND TERMINATION

44. Termination by Licensee

Licensee may terminate this Agreement at any time and without cause by giving to ZEROS written notice of such termination not less than thirty days prior to the date of termination.

45. Termination by ZEROS

On the happening of any of the following events, ZEROS may notify the Licensee in writing of Licensee's default under this Agreement, stating Licensee's obligation to cure the default, and itemizing the specific steps to be taken by Licensee. On failure by Licensee to cure such default within thirty days after receipt of such notice, ZEROS may terminate this Agreement by written notice of termination to be effective fifteen days after receipt thereof.

    44.1. Failure by Licensee to make any payments of money payable and due to ZEROS pursuant to this Agreement.

    44.2. Failure by Licensee to submit to ZEROS when due any reports required pursuant to this Agreement.

    44.3. Failure by Licensee to maintain and operate its operating site(s) in accordance with good business practices.

    44.4. Failure by Licensee to perform any obligations imposed on Licensee by any provision of this Agreement.

    44.5. Willful and material falsification by Licensee of any report, statement, or other written data furnished to Licensee.

    44.6. Willful and repeated deception of customers of Licensee relative to the nature or quality of services rendered.

45. Arbitration

    45.1. In the event ZEROS gives Licensee any notice of default or termination and Licensee disputes the right of ZEROS to terminate the Agreement or in the event of any dispute, Licensee may make a written demand on ZEROS, at any time prior to or within ten days after Licensee's receipt of notice of termination or the failure or refusal of ZEROS to grant consent as described in Paragraph 4 1, above. Such dispute shall be submitted to arbitration in accordance with the rules and procedures for commercial arbitration of the American Arbitration Association or any successor organization, and in accordance with and subject





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           to all the provisions of the Uniform Arbitration Act as in force in the State of Texas. The place of arbitration shall be Houston, Texas.

    45.2. The procedure for selection of the arbitrator shall be as may be prescribed by said Association or its successor, provided, however, that if said Association or a successor is not in existence or does not provide such a procedure, then ZEROS and Licensee shall each select one arbitrator and said arbitrators shall select a third.

    45.3. The arbitrator or arbitrators shall have full power to determine all issues of fact and of law necessary to determine whether ZEROS has the right to terminate the Agreement pursuant to the notice or notices given, or what, if any, remedy Licensee may be entitled to due to the failure of refusal of ZEROS as described in Paragraph 41, above, and the determination of the arbitrators thereon shall be final and conclusive, and binding on the parties hereto, subject only to the provisions of the Uniform Arbitration Act. Any such determination of an issue of fact or law made by the arbitrators, however, shall be binding on the parties hereto only with respect to and in connection with the particular arbitration proceeding and the specific final decision or award of the arbitrators made therein, and shall not be binding on the parties hereto for any other purpose.

    45.4. The cost of arbitration shall be taxed and borne as provided in the Uniform Arbitration Act.

    45.5. The serving of proper and timely demand for arbitration shall suspend the running of any period for curing a default or shall suspend the effectiveness of any termination of this Agreement, as the case may be, until the decision or award of the arbitrators is made.

46. Automatic Termination

The Agreement shall terminate immediately on the occurrence of any of the following events, without the necessity of notice of any kind by either party.

    46.1. The termination of Licensee's right to possession of the premises designated in Paragraph 2, above, subject, however, to the provisions of Paragraph 48, below.

    46.2. The adjudication of Licensee as a Debtor as that term is defined in the federal Bankruptcy Code, 11 U.S.C., or the filing of any petition by or against Licensee, under the federal Bankruptcy Code or the laws of any state or territory relating to relief of debtors, for reorganization, arrangement, or other similar relief provided therein, unless such petition filed against Licensee is dismissed within sixty days.

    46.3. The making by Licensee of a general assignment for the benefit of creditors.

    46.4. The appointment of any receiver, trustee, sequestrator, or similar officer to take charge of Licensee's business, or any attachment, execution, levy, seizure, or appropriation by any legal process of Licensee's interest in this Agreement, unless the appointment of such officer is vacated or discharged or the effect of such legal process is otherwise released within sixty days.

47. Relocation of Licensee's Offices

If Licensee's right to possession of the premises designated in Paragraph 2, above, is terminated, prior to expiration of the terms of this Agreement, and is without fault or affirmative action on the part of Licensee, then, within ninety days after Licensee notifies ZEROS that such termination has occurred or will occur, ZEROS shall propose to Licensee a new location from which Licensee may maintain its offices for the remainder of the term of this Agreement.

48. Obligations On or After Termination

On termination of this Agreement, whether by lapse of time, by termination, by mutual consent of the parties, by operation of law, or in any other manner, Licensee shall cease to be an official holder of the license to any products or services of ZEROS, and Licensee and all persons directly or indirectly owning any interest in Licensee or in any way associated with or related to Licensee shall:

    48.1.  Promptly cause Licensee to pay sums owing from Licensee to ZEROS.

    48.2. Immediately and permanently discontinue the use of any and all of the patents, proprietary marks, the trade secrets, the indicia, and the license of the ZEROS units, of ZEROS.

    48.3. Immediately and permanently remove, destroy, or obliterate, at Licensee's expense, all signs containing any of ZEROS' proprietary marks or indicia.

    48.4. Promptly destroy or surrender to ZEROS all stationery, letterheads, forms, printed matter, promotional displays, and advertising containing any of the patents, proprietary marks or indicia of ZEROS.

    48.5. Immediately and permanently discontinue all advertising placed by Licensee as an authorized license holder.

    48.6. Sell to ZEROS all or such part of any ZEROS unit(s) on hand as of the date of termination as ZEROS may request in writing.

    48.7. Thereafter refrain from doing anything tending to indicate that Licensee is or was a license holder, or is or was in any way associated with ZEROS.

49. General Provisions Regarding Termination

    49.1. Termination of this Agreement under any circumstances shall not abrogate, impair, release, or extinguish any debt, obligation, or liability of Licensee to ZEROS which may have accrued hereunder.

    49.2. All covenants and agreements of Licensee which by their terms or by reasonable implication are to be performed, in whole or in part, after the termination of this Agreement, shall survive such termination, including but not limited to, Licensee's obligation to maintain the secrecy and confidentiality of the patents and trade secrets.

                            MISCELLANEOUS PROVISIONS

50. Licensee Not Agent of ZEROS

The Agreement does not in any way create the relationship of principal and agent between ZEROS and Licensee, and in no circumstances shall the Licensee be considered an agent of ZEROS nor shall ZEROS consider Licensee an agent.

51. Non-Waiver

No failure by ZEROS to take action on account of any default by Licensee, whether in a single instance or repeatedly, shall constitute a waiver of any such default or of the performance required of Licensee.

52. Invalidity

If any provision of this Agreement shall be invalid or unenforceable, such provision shall be deemed modified in scope or application to the extent necessary to render the same valid or shall be excised from this Agreement as the situation may require, and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application or as if such provision had not been included herein.

53. Notices

Any notice or demand given or made pursuant to the terms of the Agreement shall be deemed to be properly given when deposited in the United States mail, registered or certified, postage prepaid, addressed in the following manner:

    53.1. If given to ZEROS, it shall be addressed to ZEROS' address stated above, or at such changed address as ZEROS may from time to time designate.

    53.2. If given to Licensee, it shall be addressed to Licensee's address stated above, or at such changed address as Licensee may from time to time designate.

54. Entire Agreement

This written Agreement contains the entire agreement between the parties. There are merged herein all prior and collateral representations, promises, and conditions in connection with the subject matter hereof. Any representation, promise, or condition not incorporated herein shall not be binding on either party. Any matter not specifically granted by this Agreement, is not available to Licensee without specific written consent and authorization from ZEROS.

55. Cost of Enforcement or Defense

In the event ZEROS is required to employ legal counsel or to incur other expense to enforce any obligation of Licensee under this Agreement, or to defend against any claim, demand, action, or proceeding by reason of Licensee's failure to perform any obligation imposed on Licensee by this Agreement, and provided that legal action is filed by or against ZEROS and such action or its settlement establishes Licensee's default under this Agreement, ZEROS shall be entitled to recover from Licensee the amount of all reasonable attorneys' fees of such counsel and all other expenses incurred in enforcing such obligation or in defending against such claim, demand, action, or proceeding.

56. Controlling Law

This Agreement, including all matters relating to its validity, construction, performance, and enforcement, shall be governed by laws of the State of Texas.

Executed at Houston, Texas, on the day and year first written above.

                                        ZEROS USA, Inc.

                                        /s/ STEVE CLARK
                                        --------------------------------------
                                        By: Steve Clark, President



                                        Zeros Piney Creek Corporation

                                        /s/ C. PAT RAMSAY
                                        --------------------------------------
                                        By: C. Pat Ramsay

                               CONTRACT ADDENDUM

                         ZEROS PINEY CREEK CORPORATION

The undersigned ZEROS approved Permit holder hereby agrees to an amended Contract Payment schedule on the ZEROS Piney Creek Corporation transaction as follows:

Contract Payment Date:                             Amount Due:
February 28, 1998                                  $   900,000.00

February 28, 1999                                  $   900,000.00

February 28, 2000                                  $   900,000.00
                                                   --------------
                    Total:                         $ 2,700,000.00

The undersigned agrees that all payments are fully earned when paid and are not refundable.

This agreement shall be effective February 28, 1997 the date concurrent with the Agreement for the transfer for ZEROS Piney Creek Corporation to the undersigned.

                                        ZEROS Piney Creek Corporation

                                        By: /s/ C. PAT RAMSAY
                                            --------------------------------


                                        ZERO USA, inc.

                                        By: /s/ STEVE CLARK
                                            --------------------------------

                   Confirmation of the Agreement Transactions

                                ZEROS USA, inc.

                         Zeros Piney Creek Corporation

                                  July 1, 1997

The undersigned parties hereby acknowledge and confirm the following Agreement
Transaction:

1. That the parties have revised and modified by mutual agreement and consent in their hand the original agreements and documents for internal business reasons.

2. That the effective date of the Agreement for the Transfer of the Stock of ZEROS Piney Creek Corporation by ZEROS USA, inc. to C. Pat Ramsay is February 28, 1997.

Executed the 1st day of July 1997.


                                        ZEROS USA, inc.


                                        By: /s/ JESSE BLANCO
                                            --------------------------------



                                        Zero Piney Creek Corporation

                                        By: /s/ C. PAT RAMSAY
                                            --------------------------------


                                        /s/ C. PAT RAMSAY
                                        ------------------------------------
                                        C. Pat Ramsay